Exhibit 10.1

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of October 20, 2008

AMONG

BILL BARRETT CORPORATION,

AS BORROWER,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) dated as of October 20, 2008 is among BILL BARRETT CORPORATION, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”)’ each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of March 17, 2006 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated November 6, 2007, the Second Amendment to Second Amended and Restated Credit Agreement, dated March 4, 2008, and as further amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to make certain other changes to the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby added where alphabetically appropriate to read as follows:

“‘Third Amendment’ means that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 20, 2008 among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

“‘Defaulting Lender’ means a Lender (a) that fails to fund a requested Loan required to be funded by such Lender and such default continues for a period of three (3) Business Days, (b) that fails to reimburse the Administrative Agent for an LC Disbursement required to be reimbursed by such Lender or (c) who (or whose bank holding company) is placed into receivership, conservatorship or bankruptcy.”

(b) The following are hereby amended by deleting such definitions in their entirety and replacing them with the following:

“‘Alternate Base Rate’ means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”

“‘Applicable Margin’ means, for any day, with respect to any ABR or Eurodollar Loan, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	≤50%	>50% ≤75%	>75% ≤90%	>90%
ABR Loans	0.25%	0.50%	0.75%	1.00%
Eurodollar Loans	1.25%	1.50%	1.75%	2.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the applicable grid when the applicable Borrowing Base Utilization Percentage is at its highest level; provided further that the Applicable Margin shall revert to the previous Applicable Margin upon the Borrower’s delivery of such Reserve Report.”

“‘Commitment Fee Rate’ means, for any day, the rate per annum set forth below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	≤50%	>50% ≤90%	>90%
	0.350%	0.375%	0.500%

Each change in the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Commitment Fee Rate” means the rate per annum set forth on the applicable grid when the applicable Borrowing Base Utilization Percentage is at its highest level; provided further that the Commitment Fee Rate shall revert to the previous Commitment Fee Rate upon the Borrower’s delivery of such Reserve Report.”

“‘Consolidated Net Income’ means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets (including as a result of FAS 143) and (f) any writedowns of non-current assets, provided, however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and provided further that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.”

“‘EBITDAX’ means, for any period, the sum of Consolidated Net Income for such period plus, without duplication, the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) income or franchise taxes paid or accrued; (b) interest expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges resulting from the application of FAS 133, 143 or 144; (e) oil and gas exploration and abandonment expenses (including all drilling, completion, geological and geophysical costs); (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; (g) cash payments made during such period as a result of the early termination of any Swap Agreement (giving effect to any netting agreements); (h) stock based compensation resulting from application of FAS 123R; and (i) other non-cash similar charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the Consolidated Net Income for such period; (j) the sum of (i) any non-cash gains resulting from the application of FAS 133, 143 or 144 and (ii) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business.)”

“‘LC Commitment’ at any time means forty million dollars ($40,000,000).”

“‘Majority Lenders’ means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders shall be excluded from the determination of Majority Lenders.”

“‘Required Lenders’ means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least seventy-five percent (75%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders shall be excluded from the determination of Required Lenders.”

“‘Super-Majority Lenders’ means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66- 2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any

Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66- 2/ 3%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders shall be excluded from the determination of Super-Majority Lenders.”

2.2 Amendment to Section 3.05. Section 3.05(e) is hereby added, which section reads in its entirety:

“(e) Defaulting Lender Fees. The Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Sections 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.”

2.3 Amendment to Section 4.03. Section 4.03 is hereby amended to add the following sentence to the end thereof:

If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principals will be paid ratably as provided in Section 10.02(c).

2.4 Amendment to Section 9.02(b). Section 9.02(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) Debt of the Borrower and its Subsidiaries existing on October 20, 2008 that is set forth on Schedule 9.02 attached hereto and any Permitted Refinancing Debt.”

2.5 Amendment to Section 9.02(h). Section 9.02(h) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(h) Permitted Debt incurred after October 20, 2008, the principal amount of which does not exceed $300,000,000 and any guarantees thereof; provided that (i) the Borrower shall have furnished to the Administrative Agent and the Lenders, not less than seven Business Days prior written notice of its intent to incur such Permitted Debt, the amount thereof, and the anticipated closing date, together with copies of drafts of the material definitive documents therefor and, when completed, copies of the final versions of such material definitive documents, (ii) at the time of incurring such Permitted Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Permitted Debt after giving effect to the incurrence of such Permitted Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (iii) the incurrence of such Permitted Debt (and any concurrent repayment of Debt with the proceeds of such incurrence) would not result in the total Revolving Credit Exposure exceeding the Borrowing Base then in effect, (iv) such Permitted Debt does not have any scheduled amortization prior to the date which is one year after the Maturity Date, (v) such Permitted Debt does not have a scheduled maturity sooner than the date which is one year after the Maturity Date, (vi) if such Permitted Debt is subordinated, then (A) any guarantees thereof will be subordinated and (B) all terms of subordination are satisfactory to the Administrative Agent and the Super Majority Lenders and (vii) concurrently with the incurrence of such Debt, the Borrowing Base is adjusted pursuant to Section 2.07(e).”

2.6 Amendment to Section 9.18. Section 9.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.18 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than

(a) Swap Agreements in respect of

(i) crude oil (A) with an Approved Counterparty and (B) the notional volumes for which do not exceed,

(1) for the three-year period following the date such Swap Agreement is executed, the greater of (I) 70% of the reasonably anticipated projected crude oil production from proved, probable and possible Oil and Gas Properties; and (II) 80% of the reasonably anticipated projected crude oil production from proved developed, producing Oil and Gas Properties, and

(2) for periods thereafter to the sixtieth month following the date such Swap Agreement is executed, 90% of the reasonably anticipated projected crude oil production from proved developed, producing Oil and Gas Properties, and

(3) no Swap Agreement in respect of crude oil shall have a tenor of greater than sixty months from the date such Swap Agreement is executed;

(ii) natural gas (A) with an Approved Counterparty and (B) the notional volumes for which do not exceed

(1) for the three-year period following the date such Swap Agreement is executed, the greater of (I) 70% of the reasonably anticipated projected natural gas production from proved, probable and possible Oil and Gas Properties; and (II) 80% of the reasonably anticipated projected natural gas production from proved developed, producing Oil and Gas Properties, and

(2) for periods thereafter to the sixtieth month following the date such Swap Agreement is executed, 90% of the reasonably anticipated projected natural gas production from proved developed, producing Oil and Gas Properties, and

(3) no Swap Agreement in respect of natural gas shall have a tenor of greater than sixty months from the date such Swap Agreement is executed;

(iii) the projections in subsections (i) and (ii) above will be adjusted as follows: (A) Oil and Gas Properties evaluated in the most recently delivered Reserve Report shall reflect the actual historical decline profile of such Oil and Gas Properties and (B) Oil and Gas Properties not evaluated in the most recently delivered Reserve Report shall reflect a reasonable decline profile based upon actual historical decline profiles of similar or analogous Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, provided, however, that for purposes of this Section 9.18(a), put options and price floors for crude oil and natural gas shall be disregarded;

(b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

(i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate, and

(ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate; and

(c) Swap Agreements permitted under (a) and (b) which are otherwise in compliance with the Borrower’s current hedging policies which have been in effect prior to the Effective Date or which are thereafter approved in accordance with the policies and procedures authorized by the Borrower’s board of directors from time to time.

In no event shall any Swap Agreement (i) contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures except to the extent permitted by Section 9.03(d) or (ii) be entered into for speculative purposes. Concurrently with the delivery of each Reserve Report, the Borrower will furnish a projection of its reasonably anticipated projection of natural gas and crude oil (which shall reflect the adjustments referred to above) for the 36-month period commencing with the end of the calendar month during which the associated Reserve Report is delivered. The Borrower may supplement or update such projections at any time without any obligation to do so (but subject to the representation contained in Section 7.11).

During any quarterly period, the aggregate notional volumes of all Swap Agreements which were in effect during such period (other than basis differential swaps) for each of natural gas and crude oil shall not exceed the actual production volumes for each of natural gas and crude oil during such period.”

2.7 Section 12.02(b). Clauses (ii), (vi), (vii) and (viii) of Section 12.02(b) are hereby amended by adding the words “(other than any Defaulting Lender)” after the words “each Lender” in each such clause.

2.8 Schedule 9.02. Schedule 9.02 attached to this Third Amendment is hereby added to the Credit Agreement.

Section 3. Assignments; Borrowing Base.

3.1 Assignments; Additional Lenders, Increasing Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to (i) reallocate their respective Maximum Credit Amounts and Commitments and to, among other things, (ii) allow each of Barclays Bank plc and Guaranty Bank and Trust Company to become a party to the Credit Agreement as an Additional Lender by acquiring an interest in the Aggregate Maximum Credit Amounts and Commitments and (iii) to increase the Maximum Credit Amounts and Commitment of JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, Bank of America, N.A., U.S. Bank National Association, and Compass Bank (each, an “Increasing Lender”). The Administrative Agent and the Borrower hereby consent to such reallocation and each Additional Lender’s and Increasing Lender’s acquisition of an interest in the Aggregate Maximum Credit Amounts and Commitments. On October 20, 2008 and after giving effect to such reallocations, the Maximum Credit Amounts and Commitment of each Lender shall be as set forth on Annex I of this Third Amendment which Annex I supersedes and replaces the existing Annex I to the Credit Agreement. With respect to such reallocation, (i) each Additional Lender and each Increasing Lender shall be deemed to have acquired the Maximum Credit Amounts and Commitment allocated to it from each of the other Lenders pursuant to the terms of an Assignment and Assumption Agreement in the form attached as

Exhibit G to the Credit Agreement as if such New Lender, such Increasing Lender and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation and (ii) upon (a) payment of the $3,500 fee to the Administrative Agent, and (b) in the case of an Additional Lender, delivery by such Additional Lender of (1) an Administrative Questionnaire and (2) if necessary, delivery of any documentation required by Section 5.03(e) of the Credit Agreement, each Additional Lender and each Increasing Lender shall be deemed to have complied with the requirements of Section 2.06(c)(ii)(E) or Section 2.06(c)(ii)(F), as the case may be. On October 20, 2008, the Borrower will deliver to each Additional Lender and each Increasing Lender, a Note (or new Note, as the case may be) payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise duly completed, and each Lender receiving a replacement Note agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced.

3.2 Borrowing Base. For the period from and including October 20, 2008 until the next Redetermination Date, the Borrowing Base is $600,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c), Section 9.12 or Section 9.19.

Section 4. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1 The Administrative Agent shall have received from each Lender, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Person.

4.2 The Administrative Agent shall have received the fees set forth in the fee letter between the Borrower and the Administrative Agent of even date herewith.

4.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Third Amendment.

4.4 The Administrative Agent shall have received such Note(s) required pursuant to Section 3.1 of this Third Amendment.

4.5 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and (iv) the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report.

5.3 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.4 No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5 GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	BILL BARRETT CORPORATION

	By:	/s/ Fredrick J. Barrett
Chief Executive Officer

GUARANTORS:	CIRCLE B LAND COMPANY LLC

	By:	/s/ Fredrick J. Barrett
Manager

BILL BARRETT CBM CORPORATION

	By:	/s/ Fredrick J. Barrett
Chief Executive Officer

BILL BARRETT CBM, LLC

	By:	Bill Barrett CBM Corporation, as manager

	By:	/s/ Fredrick J. Barrett
Chief Executive Officer

SIGNATURE PAGE TO THIRD AMENDMENT

1

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Brian Orlando
Name: Brian Orlando
Title: Vice President

SIGNATURE PAGE TO THIRD AMENDMENT

2

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Brian Orlando
		Name:	Brian Orlando
		Title:	Vice President

BANK OF AMERICA, N.A.

	By:	/s/ Stephen J. Hoffman
	Name:	Stephen J. Hoffman
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Dusan Lazaroy
	Name:	Dusan Lazaroy
	Title:	Vice President

	By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Daria M. Mahoney
	Name:	Daria M. Mahoney
	Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT

3

BMO CAPITAL MARKETS FINANCING, INC. f/k/a Harris Nesbitt Financing, Inc.

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Vice President

BARCLAYS BANK plc

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

FORTIS CAPITAL CORP.

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

WELLS FARGO BANK, N.A.

By:	/s/ Art Krasney
Name:	Art Krasney
Title:	Vice President

BANK OF SCOTLAND plc

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

SIGNATURE PAGE TO THIRD AMENDMENT

4

GE BUSINESS FINANCIAL SERVICES INC. FKA MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Randall Hornick
Name:	Randall Hornick
Title:	Authorized Signatory

SUNTRUST BANK

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Director

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Whitney Randolph
Name:	Whitney Randolph
Title:	Assistant Vice President

COMPASS BANK

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Vice President

COMERICA BANK

By:	/s/ Matt Turner
Name:	Matt Turner
Title:	Corporate Banking Officer

SIGNATURE PAGE TO THIRD AMENDMENT

5

CREDIT SUISSE

By:	/s/ John D. Toronto	/s/ Nupur Kumar
Name:	John D. Toronto	Nupur Kumar
Title:	Director	Associate

GUARANTY BANK AND TRUST COMPANY

By:	/s/ Gail J. Nofsinger
Name:	Gail J. Nofsinger
Title:	Senior Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ John Makrinos
Name:	John Makrinos
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT

6

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	8.3568115%	$49,535,000.00
Bank of America, N.A.	8.3568115%	49,535,000.00
Deutsche Bank Trust Company Americas	8.3568115%	49,535,000.00
U.S. Bank National Association	8.3568115%	49,535,000.00
BMO Capital Markets Financing, Inc.	7.5917334%	45,000,000.00
Barclays Bank plc	6.7482075%	40,000,000.00
Fortis Capital Corp.	6.7482075%	40,000,000.00
Wells Fargo Bank, N.A.	6.7482075%	40,000,000.00
Bank of Scotland plc	5.7823703%	34,275,000.00
GE Business Financial Services Inc.	5.7823703%	34,275,000.00
SunTrust Bank	5.7823703%	34,275,000.00
Union Bank of California, N.A.	5.7823703%	34,275,000.00
Compass Bank	4.6410797%	27,510,000.00
Comerica Bank	4.2176297%	25,000,000.00
Credit Suisse	4.2176297%	25,000,000.00
Guaranty Bank and Trust Company	1.6870519%	10,000,000.00
Goldman Sachs Credit Partners L.P.	0.8435259%	5,000,000.00
TOTAL	100%	$592,750,000.00

ANNEX I

SCHEDULE 9.02

EXISTING DEBT

$172,500,000 5% Convertible Senior Notes due 2028

SCHEDULE 9.02